UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RED CAT HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RED CAT HOLDINGS, INC.
2800 S West Temple, Suite 5
South Salt Lake, UT 84115
April 30, 2026
To Our Stockholders:
It is my pleasure to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Red Cat Holdings, Inc. (“Red Cat”). This year’s Annual Meeting will be held on June 18, 2026. Similar to last year, the meeting will be held in a telephonic format to allow for greater participation by all stockholders, regardless of location. The Annual Meeting will begin at 1:00 p.m. Eastern Time and can be accessed by calling toll free at 877-407-3088.
The matters expected to be acted upon at the Annual Meeting are listed in the Notice of Annual Meeting of Stockholders and are more fully described in the accompanying proxy statement. We have also made available or provided our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), which contains important business and financial information regarding Red Cat.
We are mailing a Notice of Internet Availability of Proxy Materials to most of our stockholders beginning on or about April 30, 2026. The Notice of Internet Availability contains instructions on how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2025 Annual Report, a proxy card or voting instruction form and on how to cast your vote online or by mail. The Notice of Internet Availability also contains instructions on how to request a printed copy of our proxy materials. All stockholders who do not receive the Notice of Internet Availability will receive a printed copy of the proxy materials.
Your vote is important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares will be represented, please cast your vote as soon as possible via the internet, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend telephonically.

Sincerely,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chairman of the Board of Directors and Chief Executive Officer
YOUR VOTE IS IMPORTANT
Your vote is important. As described in your Notice of Internet Availability or on the enclosed paper proxy card and voting instructions, please vote by: (1) accessing the internet website or (2) signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you plan to attend the telephonic Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 18, 2026: THE PROXY STATEMENT AND TRANSITION REPORT WILL BE AVAILABLE AT WWW.REDCAT.VOTE ON OR ABOUT APRIL 30, 2026.

RED CAT HOLDINGS, INC.
2800 S West Temple, Suite 5
South Salt Lake, UT 84115
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 18, 2026
To the Stockholders:
Red Cat Holdings, Inc. will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2026, at 1:00 p.m. (Eastern Time), or any adjournment or postponement thereof, telephonically at 877-407-3088 (Toll Free).
The following items are on the agenda and are more fully described in the accompanying Proxy Statement:
1.The election of five nominees as directors to hold office until the 2027 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.The ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.A non-binding advisory vote to approve the compensation of our Named Executive Officers; and
4.Other business that may properly come before the Annual Meeting.
Our Board of Directors (the “Board”) fixed April 23, 2026, as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.
We are mailing a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 30, 2026, containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, online, and how to vote online or by mail. The Notice of Internet Availability of Proxy Materials also contains instructions on how our stockholders can request a printed copy of the proxy materials.
Each share of common stock represents one vote that may be cast at the Annual Meeting. If you are a registered holder and you have questions about the Annual Meeting or about voting your shares, please contact our transfer agent, Equity Stock Transfer, LLC, through its website at www.equitystock.com or by phone at (212) 575-5757. If you are a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent) and you have questions about the Annual Meeting or about voting your shares, please contact your broker, bank or other agent.
Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote online, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the proxy card enclosed with your printed proxy materials. Even if you give your proxy, you may still vote in person if you attend the meeting. If a broker, bank or other nominee is the record holder of your shares, then you must obtain from the record holder a proxy issued in your name in order to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer

RED CAT HOLDINGS, INC.
2800 S West Temple, Suite 5
South Salt Lake, UT 84115
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 18, 2026
The Board of Directors of Red Cat Holdings, Inc., a Nevada corporation (“Red Cat” or the “Company”), is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will be held telephonically at 877-407-3088 (Toll Free), on June 18, 2026, at 1:00 p.m. (Eastern Time) or at any adjournment or postponement thereof, for the purposes stated in this Proxy Statement.
On or about April 30, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), via the Internet and how to vote online or by mail. The Notice of Internet Availability also contains instructions on how you can receive a printed copy of the proxy materials.
This Proxy Statement summarizes certain information to assist you in voting in an informed manner.
All stockholders are cordially invited to attend the Annual Meeting telephonically. Whether you expect to attend the Annual Meeting or not, please vote as soon as possible.

FORWARD LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding our future operations, financial condition, results of operations, performance, prospects, growth strategies and business plans. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions. Actual results could differ materially from those projected in these forward-looking statements as a result of a number of risks and uncertainties, including, among others:
•changes in macroeconomic conditions, including inflation, interest rates, and geopolitical conflicts;
•the imposition or increase of tariffs and other trade barriers that could impact the cost of raw materials, components, and finished goods;
•delays or disruptions in our supply chain due to global trade restrictions or political instability;
•fluctuations in customer demand in response to broader economic conditions;
•and the other risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025.
These forward-looking statements speak only as of the date of this Proxy Statement. We do not undertake, and expressly disclaim, any obligation to update any forward-looking statements after the date of this Proxy Statement, except as required by law.
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Red Cat Holdings, Inc. (“we,” “us,” the “Company,” “our company” or “Red Cat”) for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), to be held as an audio-only conference call by calling 877-407-3088 (Toll Free) on June 18, 2026 at 1:00 p.m. Eastern Time, and any adjournment or postponement thereof. Beginning on or about April 30, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement for the Annual Meeting (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), is being mailed to our stockholders. The year ended December 31, 2025, is also referred to herein as “Fiscal 2025.”
INTERNET AVAILABILITY OF PROXY MATERIALS
We are using the internet as the primary means for furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing the proxy materials online, including this Proxy Statement and our 2025 Annual Report, and for voting via the internet or by mail. The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We encourage stockholders to take advantage of the online availability of proxy materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

GENERAL INFORMATION ABOUT THE MEETING
What is the purpose of the Annual Meeting?
The purpose is to have stockholders vote upon the proposals described in this Proxy Statement.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote upon the following proposals:
1.The election of each of the five (5) directors set forth in Proposal One to serve for a term of one year or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
2.The ratification of the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.A non-binding advisory vote to approve the compensation of our Named Executive Officers.
4.Other business that may properly come before the Annual Meeting.
What is the recommendation of our Board of Directors on each of the proposals scheduled to be voted upon at the Annual Meeting?
Our Board of Directors recommends that you vote your shares:
•FOR each of the nominees to the Board of Directors (Proposal One);
•FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two); and
•FOR the non-binding advisory vote to approve the compensation of our Named Executive Officers.
Why are we having a virtual only meeting?
We are pleased to offer our stockholders a telephonic Annual Meeting, which provides worldwide access, improved communication and cost savings to us and our stockholders.
Who may attend and how do I attend?
All holders of our common stock as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting (via phone call). Set forth below is a summary of the information you need to attend the Annual Meeting:
•Access the audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International);
•Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:
Stockholders of Record: Stockholders of record as of the Record Date can attend the Annual Meeting by calling the live audio conference call at +1-877-407-3088 and presenting your unique control number.
Beneficial Owners: If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time, on June 17, 2026. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. Access the live audio conference call at +1-877-407-3088 and present your unique control number.

•Stockholders may submit live questions on the conference line while attending the Annual Meeting.
What if I have technical difficulties or trouble accessing the telephonic Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.
A replay of the Annual Meeting will be posted as soon as practical on www.redcat.vote.
Who can vote at the Annual Meeting?
Stockholders as of the Record Date are entitled to vote at the Annual Meeting. At the close of business on April 23, 2026, there were 122,051,175 shares of our common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.
How do I vote my shares?
Whether you plan to attend the telephonic Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or mail. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting.
If your shares are registered directly in your name through our stock transfer agent, Equity Stock Transfer, or you have stock certificates, you may vote:
1.By Internet. The website address for Internet voting is www.redcat.vote. Please click “Vote Your Proxy” and enter your control number.
2.By Mail. Mark, date, sign and mail the Proxy Card, and return it to Equity Stock Transfer, 237 W 37TH ST, Suite 602, New York, New York 10018, ATTN: Shareholder Services.
3.At the Annual Meeting. If you are a stockholder of record, you can participate and vote your shares at the Annual Meeting by visiting www.redcat.vote and then clicking “Vote Your Proxy”. You may then enter the control number included on your proxy card and view the proposals and cast your vote.
If your shares are held in “street name,” then your bank, broker or other nominee should provide a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to present a nominee-issued proxy to proxy@equitystock.com by 5:00 p.m. Eastern Time on June 17, 2026, you will not be able to vote your nominee-held shares during the Annual Meeting.
Can I change my vote or revoke my proxy?
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•Delivering to our Corporate Secretary a written notice stating that the proxy is revoked;
•Signing and delivering a proxy bearing a later date;
•Voting again via internet no later than 7:00 p.m. Eastern Time on June 17, 2026; or
•Voting again during the Annual Meeting when the Chairman opens the polls.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Will I be able to ask questions at the Annual Meeting?
Stockholders may submit live questions on the conference line while attending the telephonic Annual Meeting. Only appropriate questions pertinent to meeting matters or our Company will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition.
What is the quorum requirement for the Annual Meeting?
The holders of not less than thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Company entitled to vote, represented in person or by proxy, as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote during the Annual Meeting, if you vote in advance of the Annual Meeting by mail or internet or if you have properly submitted a proxy.
Proxy Solicitation Costs
Red Cat is paying the costs of the solicitation of proxies. We will also make solicitation materials available to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names but that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations may be made through the mail, by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.
Director and Officer Interest in Matters to be acted Upon at the Annual Meeting
Director nominees have an interest in Proposal 1. Our directors, director nominees, executive officers, and associates of such persons, do not have an interest in Proposal 2. Our executive officers have an interest in Proposal No. 3 as the proposal relates to the compensation of our Named Executive Officers.
How many votes are required to approve each proposal?

Election of Directors

If a quorum is present at the Annual Meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Accordingly, the five nominees receiving the most “FOR” votes from the holders of shares present during the meeting or represented by proxy and entitled to vote on the election of directors will be elected.

You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.

Other Proposals

With respect to each of Proposals 2 and 3, if a quorum is present at the Annual Meeting, each such proposal will be approved by our stockholders if a majority of the votes cast by the holders of all the shares of stock present or represented at the meeting and voting affirmatively or negatively on the applicable proposal are "FOR" the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on any or all of these proposals. Abstentions and broker non-votes will have no effect on the outcome of these proposals. However, we expect Proposal 2 to be considered a routine matter and brokers, and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in street name, the organization that holds your shares may vote your shares only on certain of the proposals described in this Proxy Statement without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the organization that holds your shares, whether that organization may exercise its discretion to vote your shares depends on whether a particular proposal is considered a “routine” or “non-routine” matter under the rules of the New York Stock Exchange applicable to securities intermediaries (even though we are a Nasdaq-listed company).

We expect the organization that holds your shares will have discretionary voting authority to vote your shares on proposals considered to be “routine” matters even if that organization does not receive voting instructions from you. However, certain organizations may elect not to vote shares without an instruction from the beneficial owner even if they have discretionary authority to do so. We expect Proposal 2 to be considered a “routine” matter.

On the other hand, if you do not provide voting instructions to the organization that holds your shares, we do not expect that those shares will be voted on any proposal considered a “non-routine” matter because the organization that holds your shares typically lacks discretionary authority to vote uninstructed shares on non-routine matters. We expect Proposals 1 and 3 to be considered “non-routine” matters.

Organizations may reach conclusions regarding their ability to vote your shares on a particular proposal that differ from our expectations expressed in this Proxy Statement. Accordingly, we encourage you to provide voting instructions to the organization that holds your shares on all proposals to ensure that your vote is counted. We expect that organizations will vote shares as you have instructed.

How are abstentions and broker non-votes treated?
Your shares will be counted for purposes of determining if there is quorum if you are entitled to vote and you are present during the Annual Meeting or you have properly voted by proxy online, by phone or by submitting a proxy card or voting instruction form by mail. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. However, neither abstentions nor broker non-votes are counted as voted either for or against a proposal and, as such, will not affect the outcome of the vote on any proposal.

A “broker non-vote” occurs if the organization that holds your shares cannot vote your shares on a particular matter because it has not received instructions from you and it does not have discretionary voting authority on that matter or because the organization that holds your shares chooses not to vote on a matter for which it does have discretionary voting authority.

Proposals One and Three are considered “non-routine” matters. If you do not provide your broker with specific instructions on how to vote your shares, the broker that holds your shares will not be authorized to vote on Proposals One or Proposal Three. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting. However, we expect Proposal 2 to be considered a routine matter and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card via the internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Who is paying for this proxy solicitation?
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the proxy materials, we and our agents, including directors, officers and other employees may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote via the internet, you are responsible for any internet access charges you may incur.
Where can I find the voting results?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of our Board of Directors
Our Board of Directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.
Our Board of Directors held one meeting during Fiscal 2025 and took action by written consent on eighteen occasions. Each of our directors serving in Fiscal 2025 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.
Board Attendance at Annual Meetings of Stockholders
The Board of Directors does not maintain a formal policy regarding director attendance at the Company’s Annual Meeting of Stockholders. However, directors are encouraged to attend the Annual Meeting. Directors are expected to make reasonable efforts to attend, subject to their individual schedules and other commitments. All of our directors attended the 2025 Annual Meeting of Stockholders.
Communication with our Board of Directors
Stockholders and other interested parties may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, Red Cat Holdings, Inc., 2800 S West Temple, Suite 5, South Salt Lake, UT 84115. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified directors.
Director Independence
Our Board has determined that all of our present directors are independent, in accordance with standards under the Nasdaq Listing Rules, other than Mr. Thompson and Mr. Freedman. Our Board determined that, under the Nasdaq Listing Rules, Mr. Thompson is not an independent director because he is the Chief Executive Officer and President of the Company and Mr. Freedman is not an independent director because he is the Chief Executive Officer of Dronazon Corporation, a private company for which Mr. Thompson serves as chairman of the board of directors and has a controlling equity interest.
Our Board has determined that Christopher Moe, Nicholas Liuzza, and General (R) Paul Edward Funk II are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members, Compensation Committee members and Nominating and Governance Committee members.
Committees of the Board of Directors
Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors, which is available at www.redcat.red under the Company/ Investor Relations tab (https://ir.redcatholdings.com/) then located under Governance – Governance Documents.

Audit Committee
The Audit Committee is composed of three independent directors: Christopher Moe (Chair), Nicholas Liuzza, and General (R) Paul Edward Funk II. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.
The Audit Committee monitors (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and the auditors, and (iv) our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.
The Audit Committee meets regularly to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters. The Audit Committee held five meetings during Fiscal 2025.
Audit Committee Financial Expert
Our Board determined that Christopher Moe is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.
Compensation Committee
The Compensation Committee currently consists of Mr. Liuzza (Chair), Gen. Funk, and Mr. Moe, each of whom are independent directors. Among other things, the Compensation Committee reviews, recommends, and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant. The Compensation Committee is guided by, and seeks to promote, the best interests of the Company and its stockholders.
In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation, as well as benefit plans and programs, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee reviews and considers recommendations from the Nominating Committee with respect to the compensation and benefits of non-employee directors and recommends any changes to the full Board.
The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers, as well as other employees and consultants.
The Compensation Committee may also retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Compensation Committee. For Fiscal 2025, the Board engaged FW Cook as a compensation consultant to provide analysis and recommendations regarding the compensation of the Board and management based on research of peer companies. The Compensation Committee has conducted an independence assessment of FW Cook in accordance with SEC rules and has determined that FW Cook does not have any conflict of interest relating to the work it is performing for the Company.
The Compensation Committee took action by written consent on five occasions in Fiscal 2025.

Nominating and Governance Committee
The Nominating and Governance Committee consists of General (R) Paul Edward Funk II (Chair), Mr. Liuzza, and Mr. Moe, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.
The Nominating and Governance Committee (i) identifies individuals qualified to become members of the Board consistent with criteria approved by the Board, (ii) recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected, (iii) recommends to the Board candidates to fill any vacancies on the Board, (iv) develops and recommends to the Board the corporate governance guidelines applicable to the Company, and (v) oversees the evaluation of the Board and management.
In recommending director nominees for the next annual meeting of stockholders, the Nominating and Governance Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.
In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors that it deems appropriate, including, without limitation, the following (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly-held company (iii) experience in the Company’s industry, (iv) experience as a board member of another publicly-held company, (v) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company, (vi) practical and mature business judgment, (vii) and composition of the Board (including its size and structure).
The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations. The Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Committee. Stockholder recommendations may be submitted to the Committee in care of the Corporate Secretary at the address set forth under “Communication with our Board of Directors.”
In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires the removal of a director in a manner inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.
The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.
The Nominating and Governance Committee held three meetings in Fiscal 2025.
Special Committee
The Special Committee consists of Joe Freedman, Christopher Moe and General (R) Paul Edward Funk. The Board of Directors established a special committee (the “Special Committee”) to evaluate and consider matters relating to various transactions. The purpose of the Special Committee is to review, evaluate, and, if deemed advisable, negotiate the terms and conditions of various unique transactions, taking into account the interests of the Company and its stockholders (other than any interested parties).
The Special Committee was authorized to retain independent legal, financial, and other advisors as it deemed necessary or appropriate and to determine, in its sole discretion, whether proposed transactions were advisable and fair to, and in the best interests of, the Company and its stockholders. The Special Committee also has the authority to approve, disapprove, or recommend modifications to proposed transactions or to reject the proposed transactions in their entirety.

The Special Committee held four meetings in Fiscal 2026.
Board Diversity
While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience in operating and growing businesses.
Board Leadership Structure
Our Chairman of the Board of Directors, Jeffrey Thompson, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for Red Cat at this time. This structure effectively utilizes Mr. Thompson’s knowledge of Red Cat and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors.
Board Risk Oversight
The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides the directors with access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Jeffrey Thompson, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us is that we have never been profitable and we have limited financial resources to support our operations. Additionally, the Audit Committee assists the Board of Directors in its oversight of risks related to cybersecurity. This includes reviewing, at least annually, security controls and information security vulnerabilities. Additionally, the Company maintains, and is in the process of establishing, various technical, physical and organizational measures and policies designed to manage and mitigate material risks from cybersecurity threats.
Involvement in Legal Proceedings
We are not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director, or between any director or nominee for director and any person or entity other than the Company relating to compensation or other payment in connection with such director or nominee’s candidacy or service. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.
Code of Ethics
The Board has adopted a Code of Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, (iii) the prompt reporting of illegal or unethical behavior, and (iv) accountability for adherence to the Code of Ethics.The Code of Ethics is available for review on our website at https://ir.redcatholdings.com under Governance – Governance Documents, and is also available in print, free of charge, to any stockholder who requests a copy by writing to us at Red Cat Holdings, Inc., 2800 S West Temple, Suite 5,South Salt Lake, UT 84115.
PROPOSAL ONE: ELECTION OF DIRECTORS
At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the five nominees named below be elected as a director to serve until our next annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Each of the nominees is a current director and all have consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.
There are no family relationships between any directors, director nominees and executive officers of Red Cat, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.
NOMINEES TO OUR BOARD OF DIRECTORS
The nominees, their ages as of April 30, 2026, and biographical information are set forth below:
Jeffrey M. Thompson, Director, President and Chief Executive Officer, Age 61
Jeffrey Thompson has been President and Chief Executive Officer of the Company since May 15, 2019. Mr. Thompson is a Co-Founder of Unusual Machines, Inc. (NYSE American: UMAC) and has served as a director since the company was incorporated in July 2019. In December 1999, Mr. Thompson founded Towerstream Corporation (Nasdaq: TWER), a fixed-wireless fiber alternative company delivering high-speed internet access to businesses, and served as its president, chief executive officer and a director from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress in 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.
Mr. Thompson’s management and public company experience and his role as President and Chief Executive Officer of the Company, led to his appointment as a director.
Joseph Freedman, Director, Age 60
Mr. Freedman is an operator, founder, and board leader with a 30-year record of building businesses to market-leading positions across multiple sectors, including fintech, proptech, financial services, and unmanned systems and robotics. His career includes mergers and acquisitions, operational turnarounds, and the strategic wind-down of an underperforming business. He has led three companies to sales to NYSE-listed, private equity, and strategic acquirers, and five companies he led collectively earned 15 placements on the Inc. 500/5000 list, including one in the top 100.

Mr. Freedman has served as a director of Red Cat Holdings, Inc. (Nasdaq: RCAT) since April 2021 and as Lead Independent Director from April 2023 to April 2026. In April 2026, he was appointed Chief Executive Officer of Dronazon Corporation, a private autonomous air cargo logistics company, and resigned from his independent director designation and committee assignments in connection with that appointment. He continues to serve on the Board and on the Special Committee. Since 2023, he has also served on the board of Beeline Holdings, Inc. (Nasdaq: BLNE), a digital home lending and title platform. He previously co-founded and led Peachtree Tents & Events Holdings (2006–2023), RFx Legal, LLC, Richmond Title, LLC, and AMICUS Legal Staffing, Inc., each of which was subsequently sold.

Mr. Freedman serves as Governance Chair of the Entrepreneurs' Organization (EO) Nashville Chapter, where he previously served as President, and in 2022 founded Drones For Good Worldwide, a nonprofit deploying unmanned aerial systems in humanitarian response.

Mr. Freedman holds a B.S. in Finance from Louisiana State University and a J.D. from Northwestern California University School of Law, and is NACD Directorship Certified. The Board believes Mr. Freedman's qualifications to serve include his experience in corporate governance, mergers and acquisitions, finance, and operational leadership of growth-stage companies.

Nicholas Liuzza Jr., Director, Age 60
Nicholas Liuzza Jr. has been a director of the Company since June 1, 2019. Mr. Liuzza is the Co-Founder and Chief Executive Officer of Beeline Holdings, Inc. (Nasdaq: BLNE), a digital home lending and title platform designed to streamline the financing process. Previously, Mr. Liuzza founded Linear Title & Closing, Ltd, a highly automated, and one of the largest, private national title agencies in the U.S in 2005. In 2012, he founded Nexgen Mortgage Services. Both companies merged with Real Matters and went public on the Toronto Stock Exchange (TSX: REAL) in 2018 at a $1 billion valuation. Nick served as Executive Vice President of Real Matters, Inc. and exited in 2020 to work for Beeline Holdings, Inc.. Mr. Liuzza founded New Age Nurses, a healthcare staffing company which he grew into a national provider of healthcare personnel services which became the platform for a reverse merger which listed on the OTC upon its acquisition in 2003 by Crdentia. Prior thereto, Mr. Liuzza was Executive Vice President of AMICUS Legal Staffing, a national staffing services provider with a specialization in real estate transactions. Mr. Liuzza started his career with Xerox Corporation in 1988. Mr. Liuzza’s more than 20 years of experience as an entrepreneur in the software industry and his sales and software development experience led to his appointment as a director.
Christopher R. Moe, Director, Age 70
Christopher R. Moe has been a director of the Company since February 2022. In 2025, Mr. Moe joined the board of Datacentrex (NASDAQ: DTCX) as an independent director and chair of the company's audit committee. Since October 2024 he has served as the Chief Financial Officer of Beeline Holdings, Inc. (Nasdaq: BLNE), a digital home loan lending and title platform designed to streamline the financing process. Previously, he was the Chief Financial Officer and Director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery UAS producer. Earlier, he was the Chairman, Chief Executive Officer, and co-founder of ProBrass Inc., a rifle brass cartridge case manufacturing company that Vairog US acquired. Previously, he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles, and the Chief Financial Officer and Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. He has served as the Chief Financial Officer and Director of Vectrix Corporation (LSE: VRX), Managing Director of GH Ventures, Managing Director of Kirkland-Ft. Worth Investment Partners, Chief Executive Officer of St. Louis Ship Industries, Vice President of Wasserstein, Perella & Co.’s merchant banking fund, and Vice President/Area Head with Citicorp’s Leveraged Capital Group. He serves on the Advisory Board of Innovate Newport and is Trustee Emeritus of The Pennfield School. He is the former Vice Chairman of the Choir School of Newport County and former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. He served as a Captain of United States Marines and deployed with the 31st Marine Expeditionary Unit twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.
Mr. Moe’s experience in operational finance, and with venture capital, private equity, M&A, and corporate finance transactions, both as agent and principal, with a focus on transportation, provide the basis upon which the Company appointed him to the Board.
General (R) Paul E. Funk II, Director, Age 64
General Funk served as an officer in the United States Army for forty-two years, where he served in various command and staff positions, to include command at every level, Company through Corps, including four Joint and Multi-National Commands and six combat deployments. General Funk has had four decades of experience in training management, including scheduling, resourcing, coordinating, and equipping at all echelons of the Army. From June 2019 to November of 2022, General Funk served as Commander of the United States Army Training and Doctrine Command. In that position, he led the people component of the United States Army, guiding the development of citizens into professional soldiers and leaders. He was responsible for a budget in excess of $4 billion and approximately 60,000 personnel including 1,200 ROTC and 1,800 JROTC programs. In addition, he served as Chancellor of Army University, which consists of 32 Army schools organized under 10 Centers of Excellence that recruit, train, and educate more than 900,000 soldiers and service members annually. He was also the Leader of CAC-T (Combined Arms Center – Training) which covers the Mission Command Training Program, the National Simulation Center, and Combat Training Centers. From March of 2017 to June of 2019, General Funk was a Commander of III Corps and Fort Hood, and Operation Inherent Resolve. In that position, commanded four combat divisions, a sustainment command, a cavalry regiment, a fires brigade, and multiple enabler units that equate to almost 100,000 soldiers on five installations. General Funk deployed and led a coalition comprising over 72 nations in the fight against ISIS in Iraq and Syria for thirteen months. For his service in Operation Inherent Resolve, he was awarded the Defense Distinguished Service Medal – the United States’ 4th highest honor – for outstanding leadership in combat. From September 2015 to December 2017, General Funk served as Assistant Deputy Chief of Staff for the United States Army, where he was responsible for current and future operations, planning and training for the entire Army, including integration of policy, doctrine, and training.
General Funk currently serves as a member of the Boards of Advisors for ColdQuanta, Inc., DBA Infleqtion (a multi-platform quantum technology company), First Tee (a non-profit youth development organization), and Roger Bank. He is an Executive in Residence at Texas A&M Central Texas and an advisor to the Vice President of Research at the University of Utah. General Funk earned a B.A. in Communications and Public Information as well as an honorary Doctorate in Humanities from Montana State University and an M.S. in administration from Central Michigan University, and he completed a Senior Service College Fellowship at the University of Texas at Austin, Institute for Advanced Technologies.
General Funk’s distinguished career as an Army commander, including his extensive experience in leading significant military operations and personnel organizations, as well as his experience in managing large military budgets, provide the basis upon which the Company appointed him to the Board.
Vote Required

In accordance with our bylaws, the election of a director in an uncontested election requires a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ABOVE.
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected KPMG as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026, and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast by stockholders. In the event that KPMG is not ratified by our stockholders, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm. Representatives of KPMG are expected to be at the Annual Meeting to answer any appropriate questions and make a statement should they choose to do so. No representatives of DBBMcKennon are expected to be present at the Annual Meeting.
KPMG audited our financial statements for the year ended December 31, 2025.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, our independent registered public accounting firm periodically rotates the individuals who are responsible for our audit.
KPMG has served as the Company’s independent registered public accounting firm since August 28, 2025.
The aggregate fees billed for professional services by KPMG and DBBMcKennon for the year ended December 31, 2025, eight-month transition period ended December 31, 2024 and year ended April 30, 2024, were as follows:

	Fiscal Year Ended December 31, 2025	Transition Year Ended December 31, 2024	Fiscal Year Ended April 30, 2024
Audit Fees (1)	$481,750	$260,153	$216,571
Tax Fees	$—	$—	$—
All Other Fees (2)	$—	$8,875	$—
Total Fees	$481,750	$269,028	$216,571
(1)Consists of fees rendered in connection with the audit of our consolidated financial statements included in our annual report on Form 10-K/Form 10-KT, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. For the fiscal year ended December 31, 2025, $481,750 consists of $406,750 by KPMG and $75,000 by DBBMcKennon. The transition year ended December 31, 2024 and fiscal year ended April 30, 2024 represent fees by DBBMcKennon.
(2)Consists of fees for professional services other than those reported in the categories above, including access to resource materials and portals.

Change in Independent Registered Public Accounting Firm
As previously reported in the Company’s Current Reports on Form 8-K filed on September 4, 2025, the Company dismissed DBBMcKennon as its independent registered public accounting firm. The Company’s audit committee unanimously approved the decision to dismiss DBBMcKennon.
DBBMcKennon's reports on the financial statements of the Company for the eight-month transition period ended December 31, 2024 and fiscal year ended April 30, 2024 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles.
There were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) and no “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the eight-month transition period ended December 31, 2024 and fiscal year ended April 30, 2024 and the subsequent interim periods up to and including the date of DBBMcKennon's dismissal between the Company and DBBMcKennon on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of DBBMcKennon, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for those periods.
On August 28, 2025, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2025. This decision was made pursuant to the authority of the Audit Committee as specified in its charter.
During the eight months ended December 31, 2024 and the two fiscal years ended April 30, 2024, and the subsequent interim period through August 28, 2025, neither the Company nor anyone on its behalf consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.
PROPOSAL THREE
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
How often is an advisory (non-binding) vote to approve executive compensation held?
Previously, our stockholders expressed their preference for an advisory, non-binding vote (commonly referred to as the “say-on-pay” vote) to approve executive compensation every three years. Accordingly, the Board determined that, every three years until the next vote on the frequency of such advisory vote, we would hold a say-on-pay vote.
.
In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, the Board is asking our stockholders to vote on an advisory resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, the following non-binding advisory resolution is being submitted to our stockholders for approval at the Annual Meeting:

RESOLVED, that the stockholders of Red Cat Holdings, Inc. approve, on an advisory (non-binding) basis,the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

How is executive compensation determined?

The compensation of our named executive officers is designed to tie a significant percentage of an executive’s compensation to the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the “Executive Compensation” section of this Proxy Statement, the mix of fixed and performance-based compensation, the terms of long-term incentive awards and the terms of executives’ employment agreements are designed to enable the Company to attract, motivate and retain key executives crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and our Board believe that the design of the current compensation practices, and hence the compensation awarded to our named executive officers under the current compensation practices, fulfills this objective.

The Compensation Committee, with support from its external, independent compensation consultant, develops and administers our executive compensation program. The Compensation Committee bases compensation on scope of responsibility, market data from peer companies, and individual performance. The Compensation Committee considers an executive officer’s scope of duties and responsibilities to establish a compensation scheme that is both competitive and equitable, and promotes the executive officer’s long-term engagement and high performance. Each year, the Compensation Committee, with support from its external, independent compensation consultant, identifies a group of peer companies comparable in size, organizational structure, and complexity, and considers such market compensation when setting each component of compensation for our executive officers. The Compensation Committee also considers each individual executive officer’s contribution toward the Company’s annual performance plan goals which are set in advance and approved by our Board.

Although the vote on this proposal is advisory (non-binding), the Board and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation practices and when making future decisions regarding executive compensation. In 2022, approximately 98% of our stockholders who cast votes (which excludes abstentions and broker non-votes) voted in favor of the compensation of our named executive officers.

How many votes are needed to approve Proposal Three?

If a quorum is present at the Annual Meeting, this proposal will be approved by our stockholders if a majority of the votes cast on this proposal, vote “FOR” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR" PROPOSAL THREE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists, as of March 31, 2026, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Red Cat Holdings, Inc., 2800 S West Temple, Suite 5, South Salt Lake, UT 84115.

The percentages below are calculated based on 121,840,899 shares of common stock issued and outstanding as of March 31, 2026.

	Beneficially Owned		Voting Power
Named Executive Officers and Directors:

Jeffrey Thompson	13,829,894	(1)	11.3%
Geoffrey Hitchcock	252,517	(2)	*
Chris Ericson	28,920		*
Nicholas Liuzza	544,874	(3)	*
Joseph Freedman	442,689	(4)	*
Christopher Moe	230,502	(5)	*
General Paul E. Funk	165,028	(6)	*
All executive officers and directors as a group (9 persons)	15,495,134	(7)	12.5%

Greater than 5% Stockholders:
Jeffrey Thompson	13,829,894	(1)	11.3%
State Street Corporation	6,612,153	(8)	5.4%
BlackRock, Inc.	8,761,474	(9)	7.2%
*Represents less than 1%.
(1) Consists of 12,908,477 shares of common stock held directly by Mr. Thompson, 4,750 shares of common stock held directly by Mr. Thompson’s family member, and 916,667 shares issuable upon the exercise of options. Includes 2,250,000 shares that have been pledged to an unaffiliated third-party dealer in connection with variable prepaid forward contracts as described below.
As previously reported on Form 144 filed by Mr. Thompson on September 12, 2025, Mr. Thompson entered into a variable prepaid forward contract with an unaffiliated third-party dealer in September 2025 (the "September 2025 Contract"). The September 2025 Contract requires Mr. Thompson to deliver up to 750,000 shares of the Company's common stock, on September 15, 2026, the scheduled settlement date. The actual number of shares of common stock to be delivered by Mr. Thompson on the settlement date of the September 2025 Contract will be determined based on the volume weighted average price of the Company's common stock at settlement relative to an agreed forward floor price of $9.14 per share and a forward cap price of $13.44 per share, with the aggregate number of shares deliverable not to exceed 750,000 shares of common stock. Mr. Thompson may also elect to settle the September 2025 Contract in cash and thereby retain ownership of the pledged shares. Mr. Thompson retains all voting, dividend, and other rights in these pledged shares during the term of the pledge.
As previously reported on Form 144 filed by Mr. Thompson on December 29, 2025, Mr. Thompson entered into a separate variable prepaid forward contract with an unaffiliated third-party dealer in January 2026 (the “January 2026 Contract”). The January 2026 Contract requires Mr. Thompson to deliver up to 1,500,000 shares of the Company’s common stock, on January 25, 2027, the scheduled settlement date. The actual number of shares of common stock to be delivered by Mr. Thompson on the settlement date of the January 2026 Contract will be determined based on the volume weighted average price of the Company’s common stock at settlement relative to an agreed forward floor price of $11.88 per share and a forward cap price of $15.58 per share, with the aggregate number of shares deliverable not to exceed 1,500,000 shares of common stock. Mr. Thompson may also elect to settle the January 2026 Contract in cash and thereby retain ownership of the pledged shares. Mr. Thompson retains all voting, dividend, and other rights in the pledged shares during the term of the pledge.
The Company’s Insider Trading Policy effective March 12, 2026 and attached as Exhibit 19.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, permits hedging and pledges of shares with advance notice to the policy compliance officer and compliance with other provisions of the policy.

(2) Consists of 207,517 shares of common stock and 45,000 shares of common stock underlying stock options that are currently vested or will vest within 60 days of March 31, 2026.
(3) Consists of 387,445 shares of common stock and 157,429 shares of common stock issuable upon the vesting of restricted stock units.
(4) Consists of 165,260 shares of common stock and 177,429 shares of common stock issuable upon the vesting of restricted stock units and 100,000 vested stock options.
(5) Consists of 53,073 shares of common stock and 177,429 shares of common stock issuable upon the vesting of restricted stock units.
(6) Consists of 165,028 shares of common stock issuable upon the vesting of restricted stock units.
(7) Consists of 13,756,152 shares of common stock, 677,315 shares of common stock issuable upon the vesting of restricted stock units and 1,061,667 shares of common stock issuable upon exercise of stock options held by our current executive officers and directors within 60 days after March 31, 2026.
(8) Includes shares beneficially owned by State Street Corporation, of which State Street Corporation has shared voting power over 6,435,960 shares and shared dispositive power over 6,612,153 shares. The address for State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114. The foregoing information is based solely on Schedule 13G of State Street Corporation filed on February 9, 2026, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.
(9) Includes shares beneficially owned by BlackRock, Inc., over all of which Blackrock, Inc. has sole voting and dispositive power. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001. The foregoing information is based solely on Schedule 13G/A of Blackrock, Inc. filed on January 21, 2026, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.
EXECUTIVE OFFICERS
Our executive officers and their ages, as of April 30, 2026, and biographical information regarding their business experience and qualifications are set forth below.

Name	Age	Position
Jeffrey M. Thompson	61	President, Chief Executive Officer and Director
Chris Ericson	49	Chief Operating Officer
Christian Morrison	44	Chief Financial Officer
Geoffrey Hitchcock	63	Chief Revenue Officer
Jeffrey M. Thompson, President and Chief Executive Officer
Jeffrey Thompson has been President and Chief Executive Officer of the Company since May 15, 2019. Mr. Thompson is a Co-Founder of Unusual Machines, Inc. (NYSE American: UMAC) and has served as a director since the company was incorporated in July 2019. In December 1999, Mr. Thompson founded Towerstream Corporation (Nasdaq: TWER), a fixed-wireless fiber alternative company delivering high-speed internet access to businesses, and served as its president, chief executive officer and a director from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.
Christian Morrison, Chief Financial Officer
Christian Morrison was appointed the Company's Chief Financial Officer on November 18, 2025. Mr. Morrison is a seasoned finance executive with more than 20 years of leadership experience guiding organizations through high-stakes financial milestones, including IPOs, M&A transactions, divestitures, and major business transformations. His expertise spans financial strategy, risk management, SEC reporting, forecasting, and global tax compliance. Prior to his appointment as the Company's CFO, Mr. Morrison served as VP of Finance, Controller, and Interim CFO at Skullcandy, Inc. from

September 2018 through November 2025, where he played a pivotal role in the strategic transition from public to private. He also helped establish Varex Imaging Inc. as a publicly traded company as a spin-off from Varian Medical Systems. Mr. Morrison's experience also includes 7 years at Ernst and Young in the Assurance practice in the Las Vegas and Dallas offices. Mr. Morrison is a Certified Public Accountant and has a Bachelor of Science in Accountancy degree from Brigham Young University – Hawaii Campus.
Chris Ericson, Chief Operating Officer
Chris Ericson has extensive finance, accounting and public company reporting experience. Mr. Ericson was appointed the Company's Chief Financial Officer effective March 31, 2025. On December 2, 2025, Mr. Ericson resigned as the Company's CFO and was appointed as the Company's Chief Operating Officer. Prior to his appointment as the Company’s CFO, Mr. Ericson served as the Head of Finance and Accounting at Western Steel Buildings from January 2023 to March 2025, where he played a pivotal role in scaling financial operations and optimizing compliance and governance structures to support rapid business growth. Mr. Ericson’s experience also includes senior finance roles at Nu Skin Enterprises from 2015 to 2022, where he served as Chief Audit Executive, VP of Business Development, and VP of Finance for its agriculture technology division. He also has 11 years of experience with PricewaterhouseCoopers. Mr. Ericson is a Certified Public Accountant and has a Master of Accountancy degree and Bachelor of Science in Accountancy degree from Brigham Young University.
Geoffrey Hitchcock, Chief Revenue Officer
Geoffrey Hitchcock has served as the General Manager of our subsidiary Teal Drones, Inc. since March of 2024. Previously, since September of 2021, he has served as the Senior Vice President for Global Defense Solutions at Red Cat Holdings, Inc. Prior to joining Red Cat, Mr. Hitchcock served as Vice President for Sales and Business Development at Vantage Robotics, a supplier of military and commercial UAVs and UAV equipment, from April of 2021 through August of 2021. At Vantage Robotics, he was responsible for establishing U.S. government and international business relationships with a focus on penetrating new market segments to support sales growth. From April of 2017 to April of 2021, Mr. Hitchcock was Director of International Business Development at AeroVironment, a leading manufacturer of uncrewed aircraft systems, unmanned aerial vehicles, and loitering munition systems. From October of 2004 to April of 2017, he was Director of Flight Operations at AeroVironment. Prior to entering the private sector, Mr. Hitchcock served for twenty-two years in the U.S. Air Force, where he served as the UAV Subject Matter Expert for the Air Force Special Operations Command from January of 2003 to October of 2004. His earlier roles in the Air Force included serving as the Operations Superintendent for the 720th Special Tactics Group, the Operations Superintendent for the 21 st Special Tactics Squadron, and as part of the 24th Special Tactics Squadron of the Joint Special Operations Command. Mr. Hitchcock holds a B.S. in Aeronautics from Embry Riddle Aeronautical University and an Associate degree in Airway Science from the Community College of the Air Force.
The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our principal executive officer and our two most highly compensated executive officers during the fiscal year ended December 31, 2025, the eight-month transition period ended December 31, 2024, and the fiscal year ended April 30, 2024 (each a “Named Executive Officer”).

EXECUTIVE COMPENSATION
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (5)	Stock Awards ($) (6)	Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (8)	Total ($)
Jeffrey Thompson Chief Executive Officer and President (1)	Fiscal YE December 31, 2025	$137,500	$125,000	$—	$6,543,000	$—	$—	$10,906	$6,816,406
	Transition Period	$200,000	$100,000	$—	$—	$—	$—	$7,793	$307,793
	Fiscal YE April 30, 2024	$300,000	$155,600	$—	$1,323,750	$—	$—	$11,147	$1,790,497
Leah Lunger (2) Former Chief Financial Officer	Fiscal YE December 31, 2025	$6,969	$—	$—	$—	$—	$—	$—	$6,969
	Transition Period	$153,333	$—	$796,500	$—	$—	$—	$15,206	$965,039
	Fiscal YE April 30, 2024	$188,750	$—	$—	$—	$—	$—	$17,600	$206,350
Geoffrey Hitchcock (3) Chief Revenue Officer	Fiscal YE December 31, 2025	$230,000	$—	$—	$—	$—	$—	$—	$230,000
	Transition Period	$138,750	$50,000	$5,157,750	$68,000	$—	$—	$52	$5,414,552
Chris Ericson (4) Chief Operating Officer	Fiscal YE December 31, 2025	$184,583	$—	$421,000	$—	$—	$—	$19,604	$625,187
(1)Effective as of May 20, 2025, Mr. Thompson agreed that his salary will be reduced to $0.
(2)Leah Lunger joined the Company in November 2020 and was promoted to Chief Financial Officer in June 2024. She resigned her position as Chief Financial Officer in January 2025.

(3)Geoffrey Hitchcock joined the Company in September 2021 and was promoted to Chief Revenue Officer in November 2024.
(4)Chris Ericson joined the Company in March 2025 as Chief Financial Officer. In December 2025, he resigned his position as Chief Financial Officer and was appointed Chief Operating Officer.
(5)These amounts represent discretionary bonuses paid during Fiscal 2025, the Transition Period and Fiscal 2024 as determined by the Board based on the operations of the Company and paid in cash.
(6)Amounts reported represent the aggregate grant date fair value for stock-based awards and option awards granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. For more information regarding the Company’s accounting for share-based compensation, see “Share Based Awards” in Note 17 of the Company’s consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2025, which is incorporated by reference herein.
(7)Amount reported for Jeffrey Thompson represents the fair value for 1,000,000 stock options granted on May 22, 2025, in order to further incentivize future individual and Company performance. The exercise price is $6.73 per share and the vesting term is 50% on May 22, 2026, 25% on May 22, 2027 and 25% on May 22, 2028.

(8)Represents health insurance premiums paid by Company except for Jeff Thompson's amount in Fiscal 2025 which represents lease payments on a vehicle.

Outstanding Equity Awards at Fiscal Year End
The table below summarizes outstanding equity awards held by our Named Executive Officers as of December 31, 2025. All of the below awards were issued under the Equity Incentive Plans.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have not Vested(#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Jeffrey Thompson (1)	5/15/2023	—	416,667	—	$1.06	5/15/2033	—	—	—	$—
Jeffrey Thompson (2)	5/22/2025	—	1,000,000	—	$6.73	5/22/2035	—	—	—	$—
Chris Ericson (3)	3/11/2025	—	—	—	$—	—	50,000	396,500	—	$—
Chris Ericson (4)	12/2/2025	—	—	—	$—	—	25,000	198,250	—	$—
Geoffrey Hitchcock (5)	2/8/2023	16,667	4,167	—	$1.27	2/8/2033	—	—	—	$—
Geoffrey Hitchcock (6)	8/8/2023	3,333	3,334	—	$0.98	8/8/2033	—	—	—	$—
Geoffrey Hitchcock (7)	7/10/2024	16,667	25,000	—	$1.29	7/10/2034	—	—	—	$—
Geoffrey Hitchcock (8)	11/24/2024	—	—	—	$—	—	262,500	2,081,625	—	$—
(1)On May 15, 2023, the Company granted an option to purchase shares of our common stock to Mr. Thompson of which 416,667 vest on May 15, 2026.

(2)On May 22, 2025, the Company granted an option to purchase 1,000,000 shares of our common stock to Mr. Thompson in lieu of a salary, 50% of which vest on May 22, 2026, with the remaining 50% vesting in two equal installments on May 22, 2027 and May 22, 2028.

(3)On March 11, 2025, the Company granted 50,000 RSUs to Mr. Ericson, which vest in two equal installments on March 11, 2026 and March 11, 2027.
(4)On December 2, 2025, the Company granted 25,000 RSUs to Mr. Ericson, which vest in two equal installments on March 17, 2026 and March 17, 2027.
(5)On February 8, 2023, the Company granted an option to purchase shares of our common stock to Mr. Hitchcock, which vest in twelve equal installments commencing on April 1, 2023, and continuing every three months thereafter. At year end, 16,667 options have vested, but not been exercised and the final 4,167 options will vest on January 1, 2025
(6)On August 8, 2023, the Company granted an option to purchase shares of our common stock to Mr. Hitchcock, of which 3,333 have vested, but not been exercised and 3,334 will vest on August 8, 2026.
(7)On July 10, 2024, the Company granted an option to purchase shares of our common stock to Mr. Hitchcock, which vest in 12 equal installments commencing on August 1, 2024, and continuing every three months thereafter. At year end, 16,667 options have vested, but not been exercised and 25,000 options remain unvested.
(8)On November 24, 2024, the Company granted 262,500 RSUs to Mr. Hitchcock, which vest on October 1, 2026.
Employment Agreements
Employment Agreement with Jeffrey Thompson, Chief Executive Officer
On March 31, 2021, the Company entered into an employment agreement (as amended, the “Thompson Employment Agreement”) with Jeffrey M. Thompson, the Company’s Chief Executive Officer. The Thompson Employment Agreement provides for an initial term of one year and will renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to expiration. The Thompson Employment Agreement provides for a base salary of $248,000 per year. On April 29, 2022, Mr. Thompson’s base salary was increased to $300,000. In any fiscal year in which the Company’s (a) market capitalization is at least $500,000,000 and (b) its traded price per share is at least $6.00 on a national securities exchange for 60 consecutive days (the “Incentive Criteria”), Mr. Thompson may elect to receive all or any portion of the base salary for a subsequent period in shares of Company common stock valued at the thirty-day VWAP for each pay period for which the election is applicable. Effective as of May 20, 2025, Mr. Thompson agreed that his salary will be reduced to $0.
Effective May 16, 2023, the Company extended the Thompson Employment Agreement with Mr. Thompson to May 10, 2026, subject to automatic renewal for successive one-year terms unless either party gives written notice of their intent not to renew the agreement at least three months prior to expiration.
Mr. Thompson may earn an annual bonus, in an amount up to 200% of his base salary, based upon attaining performance goals and objectives defined by the Compensation Committee. If the Incentive Criteria are achieved, then Mr. Thompson shall be entitled to receive the maximum annual bonus amount, and may elect to receive all or any portion of his bonus in common stock of the Company, valued at the thirty-day VWAP on the date set for payment of the bonus.
The Thompson Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Thompson. Under the clawback provisions, Mr. Thompson will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.
Upon termination of Mr. Thompson’s employment under the Thompson Employment Agreement for any reason, Mr. Thompson will be entitled to all base salary earned through the termination date, as well as pro-rated annual bonuses, if any (other than in the case of a termination for Cause), and payment of all accrued but unused vacation time and any reimbursable expenses. As defined in the agreement, upon termination by (i) the Company for any reason other than “Cause”, or (ii) by Mr. Thompson for “Good Reason”, then Mr. Thompson will also be entitled to immediate vesting of all stock options/equity awards. In the event of a termination without Cause, resignation for Good Reason, or any termination within 180 days following the occurrence of a change in control transaction, Mr. Thompson shall be entitled to severance comprised of (i) twenty-four (24) months of his then Base Salary; (ii) continued participation in the Company’s health and welfare benefit plans to be paid in full by the Company for at least twelve (12) months; and (iii) immediate vesting of all stock options/equity awards.
Employment Agreement with Geoffrey Hitchcock, Chief Revenue Officer
Effective October 1, 2024, the Company entered into an Executive Employment Agreement (the “Hitchcock Employment Agreement”) with Geoffrey Hitchcock, the Company’s Chief Revenue Officer. The Hitchcock Employment Agreement provides for an initial term of two years and will automatically renew for successive one-year terms unless either party provides written notice of their intent not to renew the agreement at least three months prior to the expiration of the initial term or any renewal term. The Employment Agreement provides for a base salary of $230,000 per year, subject to adjustment by the Compensation Committee of the Company’s Board of Directors.
Pursuant to the Hitchcock Employment Agreement, Mr. Hitchcock is eligible to earn an annual bonus of up to $175,000 per year (the “Annual Bonus”), in addition to his base salary. The Annual Bonus may be paid in cash or stock, as reasonably determined by the Compensation Committee. The Annual Bonus will be based on the achievement of goals and objectives, which may be both quantitative and qualitative, as defined by the Chief Executive Officer in consultation with the Compensation Committee. The earned portion of the Annual Bonus will be paid, subject to cash availability, within 45 days following the determination of goal attainment. Any financial goals associated with the Annual Bonus will not be considered achieved until after the completion of the Company’s annual audit and public disclosure of financial results. Mr. Hitchcock must remain employed through the payment date to earn the Annual Bonus.
In connection with the Hitchcock Employment Agreement, Mr. Hitchcock was granted an initial equity award of 575,000 restricted stock units under the Company’s 2024 Omnibus Equity Incentive Plan in November 2024. Of these restricted stock units, 50,000 vested upon grant, and the remaining 525,000 shares will vest in two equal installments of 262,500 shares on October 1, 2025, and October 1, 2026, respectively.
The Hitchcock Employment Agreement contains certain “clawback” provisions which are triggered upon a restatement of financial results of the Company which were the basis for payment of compensation to Mr. Hitchcock. Under the clawback provisions, Mr. Hitchcock will be required to repay any annual bonus and stock-based compensation to the extent the amounts paid exceeded the amounts that would have been paid, based on the restatement of the Company’s financial information.

Upon termination of the Mr. Hitchcock’s employment under the Hitchcock Employment Agreement for any reason, Mr. Hitchcock will be entitled to all base salary earned through the termination date, accrued but unused vacation time, reimbursement of reasonable business expenses incurred but unpaid as of the termination date, and any vested benefits or earned amounts under the terms of the Hitchcock Employment Agreement. In the event of termination by (i) the Company for any reason other than “Cause,” or (ii) by Mr. Hitchcock for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Hitchcock will also be entitled to: (i) twelve (12) months of his then Base Salary; (ii) accelerated vesting of the unvested time-based portion of any outstanding equity awards; and (iii) continuation of coverage under the Company’s group health plans in accordance with COBRA for a period of up to 6 months. In the event of a change in control transaction within twelve (12) months following the cessation of Mr. Hitchcock’s service to the Company for any reason other than a termination for cause, the Company shall pay to Mr. Hitchcock, within thirty (30) days of such change in control transaction, a cash lump sum equal to the value of the unvested Share Awards (as defined in the Hitchcock Employment Agreement) that Mr. Hitchcock would have had as of the consummation of such change in control transaction had they been held by Mr. Hitchcock at the time of the change in control transaction.
Employment Agreement with Chris Ericson, Chief Operations Officer
Effective December 1, 2025, the Company entered into an Offer Letter and Employment Confidential Information Invention Assignment and Non Competition Agreement ("ECIIANCA") with Christian Koji Ericson, the company's Chief Operation Officer. Both the offer letter and the ECIIANCA are standard employment documents for all employees at Red Cat. The company anticipates entering into an Executive Employment Agreement with Mr. Ericson in the near future subject to Board approval.
Employment Agreement with Christian Morrison, Chief Financial Officer
Effective November 18, 2025, the Company entered into an Offer Letter and Employment Confidential Information Invention Assignment and Non Competition Agreement ("ECIIANCA") with Christian Morrison, the company's Chief Financial Officer. Both the offer letter and the ECIIANCA are standard employment documents for all employees at Red Cat. The company anticipates entering into an Executive Employment Agreement with Mr. Morrison in the near future subject to Board approval.

Potential Payments and Benefits Upon Termination or a Change in Control
Pursuant to the Employment Agreement by and between the Company and CEO Jeffrey M. Thompson dated March 31, 2021, as amended, in the event that the Company undergoes a change in control transaction, Mr. Thompson will be entitled to terminate his employment thereunder, and receive the stated severance payments, as further described in the section titled “Employment Agreements” above. In addition, as further described in the section titled “Employment Agreements” above, the employment agreements of the Company’s Named Executive Officers provide for such Named Executive Officers to receive cash payments in an amount equal to the value of certain equity awards in the event that a change in control transaction occurs within 12 months following termination of employment for any reason other than a termination for cause.
Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated without cause by the Company or for good reason by the Executive, as described in the Employment Agreements. The following table sets forth the potential payments and benefits to each of our Named Executive Officers, as if these obligations became payable in connection with a qualifying termination on December 31, 2025. The actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary accrued and unpaid through the date of termination and payment for any accrued and unpaid reimbursable business expenses through the date of termination. In the event of a named executive officer’s death, the named executive officer’s beneficiary, legal representative or estate would receive the named executive officer’s potential payments.

Potential Payments and Benefits	Jeffrey Thompson	Chris Ericson	Geoffrey Hitchcock
Base Salary (1)	$—	$260,000	$230,000
Healthcare Benefits (2)	$24,489	$17,475	$—
Equity Awards Vesting on Termination (3)	$4,062,502	$297,375	$2,243,127
Total	$4,086,991	$574,850	$2,473,127

(1)Represents the continuation of base salary payable to Mr. Thompson over 24 month period following termination and 12 month period for Mr. Ericson and Mr. Hitchcock.
(2)Represents the cost of continued healthcare coverage for Mr. Thompson for the 18 month period following termination and the 6 month period for Mr. Ericson following termination. Mr. Hitchcock does not participate in healthcare coverage provided by the Company. This value is based upon the type of health insurance coverage and applicable premiums in effect on December 31, 2025.
(3)Represents the value attributable to the accelerated vesting or continued vesting of unvested shares of restricted stock and stock options. The value of options is determined by multiplying the number of options by the difference between the closing price of our common stock and the exercise price of the options. The value of stock is determined by multiplying the number of shares by the closing price of our common stock on December 31, 2025 which was $7.93.
Pay Versus Performance
Disclosure Requirements
The Company is providing the Pay Versus Performance disclosures mandated by the SEC pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. These rules introduce a method for calculating total compensation called Compensation Actually Paid (“CAP”). The rules also require us to provide a table reporting the total compensation of our principal executive officer (“PEO”) as well as an average of the total compensation of our other named executive officers (“ONEO’s”). In summary, the table reports (i) the compensation for our PEO and ONEO’s as historically reported in the Summary Compensation Table (“SCT”) and on a CAP basis, (ii) the value of an initial $100 investment in the Company’s common stock during specified periods, and (iii) the Company’s net gain or loss for each applicable period.
These disclosures have been prepared in accordance with Item 402(v) and do not necessarily reflect values realized by our executive officers, especially related to any form of equity compensation. These reported values also do not reflect how our Compensation Committee evaluates executive compensation decisions for our executives. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use net income/loss, as reported under GAAP, as a primary determinant.
Valuation Methods
Compensation related to equity awards is calculated in accordance with generally accepted accounting principles (“GAAP”) and rules prescribed by the SEC. For both SCT and CAP, the fair value of equity awards is calculated in accordance with ASC 718 – Stock Compensation. The Company uses the Black Scholes valuation model to determine the fair value of option awards.
Under CAP, changes in fair value are recognized as compensation, positive or negative, in the fiscal year in which fair value is re-measured. Fluctuations in the Company’s stock price will impact the fair value re-measurements under CAP.

Fiscal Year	Summary Compensation Table Total for PEO (1) (2)	Compensation Actually Paid for PEO (1) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2) (4)	Average Compensation Actually Paid to Non-PEO NEOs (3) (4)	Value of $100 investment in Company based on: Total Shareholder Return	Net Loss
2025	6,805,500	262,500	280,851	70,351	$391	$72,074,794
Transition Period	307,793	9,353,479	2,530,468	4,645,193	$633	$43,613,971
2024	1,790,497	2,337,134	539,442	526,097	$38	$24,052,629
2023	826,352	826,352	916,280	296,903	$22	$27,087,737
(1)Jeffrey Thompson, Chief Executive Officer, was the PEO for all fiscal years.
(2)Amounts in this column represent the “Total” column set forth above in the Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in these columns.

(3)The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The Amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).
(4)During 2025, there were two Non-PEO NEO's, Chris Ericson, Chief Operating Officer, Geoffrey Hitchcock, Chief Revenue Officer. During the Transition Period, there were three Non-PEO NEO’s, Leah Lunger, Former Chief Financial Officer, Geoffrey Hitchcock, Chief Revenue Officer, and George Matus, Former Chief Technology Officer. During 2024, there were four Non-PEO NEO’s, Joseph Hernon, Former Chief Financial Officer, Allan Evans, Former Chief Operating Officer, Leah Lunger, Former Chief Financial Officer, and George Matus, Former Chief Technology Officer. During 2023, there were two Non-PEO NEO’s, Allan Evans, Former Chief Operating Officer, and Joseph Hernon, Former Chief Financial Officer.
A reconciliation of Compensation reported per SCT to that reported for CAP is as follows:

	2025		Transition Period		2024		2023
	Jeffrey Thompson	Average Non-PEO NEOs	Jeffrey Thompson	Average Non-PEO NEOs	Jeffrey Thompson	Average Non-PEO NEOs	Jeffrey Thompson	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$6,805,500	$280,851	$307,793	$2,530,468	$1,790,497	$539,442	$826,352	$916,280
Less: Equity awards reported in Summary Compensation Table	(6,543,000)	(210,500)	-	(2,349,417)	(1,323,750)	(344,973)	(347,582)	(551,930)
Fair value of Equity Awards Issued in indicated Fiscal Year, as of:
Date of vesting in indicated Fiscal Year	-	-	-	761,500	-	44,783	347,582	221,190
End of indicated Fiscal Year, if unvested	-	-	-	3,533,750	1,870,387	262,953	-	-
Change in Fair Value of Equity Awards Issued in Prior Fiscal Year as of:		-
Date of vesting in current Fiscal Year	-	-	(102,369)	35,757	-	(1,839)	-	534,166
End of current Fiscal Year, if unvested	-	-	9,148,055	133,135	-	25,730	-	(822,803)
Compensation Actually Paid (CAP)	$262,500	$70,351	$9,353,479	$4,645,193	$2,337,134	$526,097	$826,352	$296,903
Equity Incentive Plans
The Company believes that the effective use of long-term, stock-based incentive compensation is integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of our executives with those of our stockholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.
In May 2019, stockholders approved the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.
The terms of awards under the 2019 Plan are made by the Board or by a compensation committee appointed by the Board. The Board may terminate the 2019 Plan at any time. Unless sooner terminated, the 2019 Plan will terminate ten years after the effective date of the 2019 Plan. All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company as described in the 2019 Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2019 Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.
In August 2024, stockholders approved the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”). The 2024 Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.
The terms of awards under the 2024 Plan are made by the Board or by a compensation committee appointed by the Board. The Board may terminate the Plan at any time. Unless sooner terminated, the 2024 Plan will terminate ten years after the effective date of the 2024 Plan. All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company as described in the 2024 Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the 2024 Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decreases in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.
The following table sets forth information concerning our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)
Equity compensation plans approved by security holders	7,407,919	$3.22	19,659,597
Equity compensation plans not approved by security holders	—	$—	—
(1)The number of securities to be issued upon exercise of outstanding options, warrants, and rights includes both outstanding stock options and outstanding restricted stock units. The weighted-average exercise price reflects only the exercise prices of the outstanding stock options and does not take restricted stock units into account, as they do not have an exercise price.
Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.
Policy on Hedging and Pledging
Our Insider Trading Policy permits hedging and pledges of shares with advance notice to the policy compliance officer and compliance with other provisions of the policy.
Trading in Company Securities
The Company has adopted an Insider Trading Policy that sets forth policies and procedures governing the purchase, sale and other transactions in the Company’s securities by directors, officers, employees and certain other persons, that the

Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company.
Persons subject to the Insider Trading Policy are, among other provisions, prohibited from engaging in a transaction involving the Company’s securities or “tipping” while aware of material non-public information about the Company. The Policy also prohibits short sales of Company common stock. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director during Fiscal 2025. Mr. Thompson is not included in the table below, as he is employed as our Chief Executive Officer and receives no compensation for his service as director. The compensation received by Mr. Thompson as an employee is included in the “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joe Freedman	$121,104	$49,997	$—	$—	$—	$171,101
Paul Funk	$86,522	$59,997	$—	$—	$—	$146,518
Nick Liuzza	$93,333	$49,997	$—	$—	$—	$143,331
Christopher Moe	$116,250	$49,997	$—	$—	$—	$166,247
(1)The amounts shown in this column are the cash fees earned for 2025 by our non-employee directors, which includes a base fee of $75,000, as well as additional fees of $20,000, $17,500 and $15,000, respectively, for service as the chair of our Audit Commit, Compensation Committee and Nominating and Governance Committee, and an additional $10,000 payment for committee service in a non-chair role. An additional $20,000 payment is made to any director serving on a Special Committee of our Board of Directors.
(2)We value stock awards based on their grant date fair value. Fair value is calculated by multiplying the number of awards granted times the Company’s closing stock price on the grant date. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. See “Stock Based Awards” in Note 17 of the Company’s consolidated financial statements included in our 2025 Annual Report on Form 10-K filed with the SEC on March 19, 2026. Stock awards granted during Fiscal 2025 were granted on May 22, 2025, and consist of the following: Mr. Freedman – 7,429 restricted stock units; Gen. Funk – 7,429 restricted stock units; Mr. Liuzza – 7,429 restricted stock units; and Mr. Moe – 7,429 restricted stock units. Additionally, Gen. Funk was granted 868 restricted stock units on October 2, 2025. The restricted stock units noted for all directors are subject to time-based vesting and were unvested as of December 31, 2025, and fully vest on April 30, 2026, and October 2, 2026, respectively. Other than these restricted stock units, and the options held by Mr. Freedman (as described in footnote 3 below), our non-employee directors hold no other equity incentive awards.
(3)There were no options granted to non-employee during Fiscal 2025. As of December 31, 2025, outstanding options held by non-employee directors were as follows: Mr. Freedman – 100,000 options fully vested, awarded in connection with prior board service.
Non-Employee Director Compensation Arrangements
In April 2022, the Board of Directors established a formal compensation plan for Non-Employee Directors, which was subsequently updated in May 2024.

In May 2025, the Board of Directors again updated the compensation plan such that Non-Employee Directors shall receive annual compensation of $200,000 consisting of:
•$75,000 in cash compensation, payable in monthly installments; and
•$125,000 in equity compensation, payable in the form of restricted stock units ("RSUs"), which RSUs are subject to a 12-month time-based vesting schedule. $75,000 of the 2025 RSUs were issued during the Transition Period in 2024, and the above reported amounts only reflect the portions of the awards that were issued during 2025.

In addition, the Chairman of each Committee of the Board shall receive additional annual cash compensation, payable in monthly installments, as follows:
•$20,000 - Audit Committee
•$17,500 - Compensation Committee
•$15,000 - Nominating and Governance Committee
An additional stipend of $10,000 per year will be paid for director committee service in a non-chair role.

In addition, the Lead Director of the Board, if one is appointed, shall receive additional annual cash compensation of $25,000, payable in monthly installments.
Additional compensation for Special Committee director service will be comprised of $20,000 in cash and $10,000 worth of RSUs per year, with the same vesting, pricing, and other terms as the RSUs granted as regular director compensation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
As a matter of policy, the Audit Committee of the Board of Directors reviews and determines whether to approve any transaction between Red Cat and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and the related party has or will have a direct or indirect interest in the transaction.
Since January 1, 2024, the Company was a party to certain transactions in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest. To that matter, CEO Jeff Thompson is a Co-Founder of Unusual Machines, Inc. (NYSE American: UMAC) and has served as a director since the company was incorporated in July 2019. Red Cat conducts business with UMAC at this time.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such filings and other information available to us, as well as representations from the Reporting Persons, we believe that, during the fiscal year ended December 31, 2025, the Reporting Persons timely filed all such reports, with the following exceptions: Jeffrey Thompson (late on one Form 4 with respect to one transaction), Christian Morrison (late on Form 3 and late on one Form 4 with respect to one transaction), Christopher Moe (late on two Form 4s with respect to two transactions), Nicholas Liuzza (late on three Form 4s with respect to seven transactions), Joseph Freedman (late on two Form 4s with respect to four transactions), and Gen. Funk (late on one Form 4 with respect to one transaction).
Additionally, Jeffrey Thompson filed a Form 144 on each of December 30, 2024 and September 12, 2025 reporting entry into variable prepaid forward contracts with an unaffiliated third-party dealer. Mr. Thompson did not file Form 4s in relation to these transactions, having been advised initially that Form 4s were not required for these transactions.
REPORT OF THE AUDIT COMMITTEE
Our Audit Committee has reviewed and discussed with our management and KPMG our audited consolidated financial statements for the Fiscal Year Ended 2025. Our Audit Committee has also discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with KPMG its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Submitted by the Audit Committee
Christopher Moe
Nicholas Liuzza
Paul Funk II
Joseph Freedman*

*Mr. Freedman served on the Audit Committee during the review and approval of the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025. Effective as of April 1, 2026, Mr. Freedman is no longer a member of the Audit Committee due to his loss of independence as described in this proxy statement.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
•Registered Owner (you hold our common stock in your own name through our transfer agent, Equity Stock Transfer, LLC, or you are in possession of stock certificates): visit www.equitystock.com and log into your account to enroll.
•Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided by your broker, bank, trustee or nominee.
OTHER MATTERS
As of the date of this Proxy Statement, our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter before the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in respect thereof in accordance with their best judgment.
ADDITIONAL INFORMATION
Further Information
For further information about Red Cat, please refer to the 2025 Annual Report. The 2025 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at https://ir.redcatholdings.com/. You may also obtain a copy by sending a written request to Red Cat Holdings, Inc., 2800 S West Temple, Suite 5, South Salt Lake, UT 84115.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice of Internet Availability or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address, you can request a separate Notice of Internet Availability or copy of the proxy materials by contacting the Company’s transfer agent, Equity Stock Transfer LLC by phone at 212-575-5757 or by mail to Equity Stock Transfer, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Equity Stock Transfer LLC at the number or address shown above.

Stockholder Proposals
For stockholder proposals or nominations to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal in writing to our Corporate Secretary in accordance with the terms of our bylaws. To be timely for the 2027 Annual Meeting of Stockholders, pursuant to our bylaws, a stockholder’s notice for a proposal or nomination to be considered must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices no earlier than February 18, 2027 and no later than March 20, 2027.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us not later than December 31, 2026, in order to be considered for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders.
The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our 2027 Annual Meeting of Stockholders is April 19, 2027. Stockholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our bylaws, including the timing of notice requirements described above.

By Order of the Board of Directors,

/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer

RED CAT HOLDINGS INC

VOTE BY INTERNET - www.redcat.vote

Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (347)-584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.
The Proxy Statement and Annual Report are available online at www.redcat.vote

The undersigned hereby appoints Christian Morrison and Sam Pelletier, the true and lawful proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $0.001 par value per share, of Red Cat Holdings Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 1:00 p.m., Eastern Time, on June 18, 2026 (the "Annual Meeting"), to be held virtually by calling 877-407-3088 (toll free), and any adjournment or postponement thereof. There will not be a physical meeting location.

This proxy, when properly executed, will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR each of the nominees listed in Proposal 1, and FOR Proposals 2 and 3. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1) AND "FOR" PROPOSALS 2 AND 3.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. Election of five (5) Directors. Nominees:		For	Withhold
	1a.Jeffrey M. Thompson	☐	☐
	1b. Joseph Freedman	☐	☐
	1c. Nicholas Liuzza Jr.	☐	☐
	1d. Christopher R. Moe	☐	☐
	1e. General (R) Paul E. Funk II	☐	☐

Note: To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date